Exhibit 10.5
ADVENTRX Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan
Non-Statutory Stock Option Grant Agreement — Director
     THIS NON-STATUTORY STOCK OPTION GRANT AGREEMENT- Director (this “Agreement”), effective as of                     , 20___(the “Grant Date”), is entered into by and between ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”).
     1. Grant of Option. The Company hereby grants to the Grantee a non-statutory stock option (the “Option”) to purchase                 shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $                     per Share (the “Exercise Price”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.
     2. Subject to the Plan. This Agreement is subject to the provisions of the ADVENTRX Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan (the “Plan”), and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.
     3. Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire on the tenth anniversary of the Grant Date.
     4. Vesting. The Option shall become vested with respect to 1/12 of the Shares at the end of each successive month after [the Grant Date] until all of the Shares have vested; provided, however, that the Grantee is then providing Services.
     5. Exercise of Option
     (a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering written notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time. Such notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.
     (b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and nonassessable Shares.
     (c) Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted as provided in Section 12.2 of the Plan.

     6. Termination of Option
     (a) Termination of Service Other Than Due to Death or Disability. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, three (3) years after the date the Grantee ceases to provide Services for any reason other than the Grantee’s death or Disability. Except as provided in paragraphs (b) and (c) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.
     (b) Death. Upon the Grantee’s death, unless the Option has earlier terminated, to the extent the Option is not fully vested the Option shall become fully vested and exercisable. The Grantee’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, provided such exercise occurs within three (3) years after the date of the Grantee’s death or the end of the term of the Option pursuant to Section 3, whichever is earlier.
     (c) Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated (i) the Option shall become fully vested and exercisable and (ii) the Option may be exercised, in accordance with paragraph (a) of Section 5, provided such exercise occurs within three (3) years after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.
     (d) Automatic Extension of Exercise Period. Notwithstanding any provisions of paragraphs (a), (b) or (c) of this Section to the contrary, if exercise of the Option following termination of service during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate any of the provisions of the federal securities laws (or any Company policy related thereto), the time period to exercise the Option shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Option and sale of the Shares acquired on exercise would not be a violation of the federal securities laws (or a related Company policy), or (ii) the end of the time period set forth in the applicable paragraph.
     7. Change in Control.
     (a) Effect on Option. In the event of a Change in Control, the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Grantee is then providing Services and (ii) terminate on the date of the Change in Control.

     (b) Other Agreement or Plan. The provisions of this Section (including the definition of Cause), shall be superseded by the specific provisions, if any, of a written service or, if applicable, employment agreement between the Grantee and the Company, or a severance plan of the Company covering the Grantee, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the Grantee.
     8. Miscellaneous.
     (a) No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.
     (b) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
     (c) Nontransferability of Option. Except to the extent and under such terms and conditions as determined by the Committee, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.
     (d) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.
     (e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.
     (f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (g)  Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered on the date on which it is postmarked.
     Notices to the Company should be addressed to:
     ADVENTRX Pharmaceuticals, Inc.
     6725 Mesa Ridge Road, Suite 100
     San Diego, CA 92121
     Attention: General Counsel
     Notice to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof).
     The Company or the Grantee may by writing to the other party, designate a different address for notices.
     If the receiving party consents in advance, notice may be transmitted and received via facsimile or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.
     (h) Agreement Not a Contract.  This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof), or of the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof) to continue Grantee’s service as such an employee, director or consultant.
     (i) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

ADVENTRX PHARMACEUTICALS, INC.

By:

Grantee